As filed with the Securities and Exchange Commission on November 30, 2001
                  Securities Act File No. 333-65708; Exchange Act File No. 27321


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               Amendment No. 1 to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          VISTA EXPLORATION CORPORATION
                       formerly known as Bail Corporation
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Colorado                        1311                  84-1493152
 ------------------------------  --------------------------  ------------------
(State or other jurisdiction of (Primary Standard Industrial    (IRS Employer
 incorporation or organization)  Classification Code Number) Identification No.)

                                  11952 Farley
                            Shawnee Mission, KS 66213
                                 (913) 814-8313
           -----------------------------------------------------------
          (Address and telephone number of principal executive offices and principal place of business)

                              Charles A. Ross, Sr.
                     11952 Farley, Shawnee Mission, KS 66213
                                 (913) 814-8313
             -------------------------------------------------------
            (Name, address and telephone number of agent for service)

                          Copies of Communications to:
                                Roger V. Davidson
                    Ballard, Spahr, Andrews & Ingersoll, LLP
              1225 17th Street, Suite 2300, Denver, Colorado 80202
                                 (303) 292-2400

     Approximate date of commencement of proposed sale to public: as soon as practicable after the registration statement becomes effective.


If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]


If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE

-------------------------- ----------------------- ----------------------- ------------------------ ------------------
                                                      Proposed Maximum        Proposed Maximum      Amount of
Title of Securities to     Amount to be              Offering Price per      Aggregate Offering     Registration
Be Registered              Registered(1)                  Share(2)                  Price           Fee(3)
-------------------------- ----------------------- ----------------------- ------------------------ ------------------


-------------------------- ----------------------- ----------------------- ------------------------ ------------------
Common stock, no par       1,440,000 shares        $0.25                   $360,000                 $90(4)
value
-------------------------- ----------------------- ----------------------- ------------------------ ------------------


(1) This registration statement covers an additional indeterminate number of shares of the Registrant's common stock which may be issued in accordance with Rule 416.

(2) Solely for purpose of computing the registration fee in accordance with Rule 457(c), the price shown is based upon the price of $0.25 per share.
     The Registrant's common stock is not currently listed or quoted on any quotation medium. The price of the shares was determined by the Registrant on the basis of the last sale price received by the Registrant for shares of its common stock.

(3) Calculated under Section 6(b) of the Securities Act as $.000250 of the aggregate offering price.


(4)  Previously paid.



     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration
Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                       ii

                Subject to Completion - - Dated November 29, 2001
        ----------------------------------------------------------------


                                   PROSPECTUS


                          Vista Exploration Corporation


                        1,440,000 Shares of Common Stock



     The shares of our common stock covered by this prospectus are being sold by the security holders listed under the heading "Selling Security Holders." We will not receive any of the proceeds from the sales of the shares of common stock by the selling security holders. The selling security holders may sell these shares from time to time in over the counter market transactions, in regular brokerage transactions, in transactions directly with market makers or in privately negotiated transactions.


     Our common stock is not currently listed or quoted on any quotation medium.


     There are certain risks involved with the ownership of our common stock, including risks related to our new business and the market for our common stock. (See "Risk Factors" beginning on page 2.)


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.






                 The date of this prospectus is _________, 2001

                                Table of Contents

                                                                            Page
                                                                            ----


PROSPECTUS SUMMARY.............................................................1

RISK FACTORS...................................................................2

USE OF PROCEEDS................................................................6

FORWARD-LOOKING STATEMENTS ....................................................6

ABOUT US AND OUR CURRENT PLAN OF OPERATION.....................................7

MANAGEMENT....................................................................13

EXECUTIVE COMPENSATION........................................................14

SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT...........................15

SELLING SECURITY HOLDERS......................................................16

PLAN OF DISTRIBUTION..........................................................18

CERTAIN TRANSACTIONS..........................................................19

DESCRIPTION OF OUR STOCK......................................................20

SHARES ELIGIBLE FOR FUTURE SALE...............................................21

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS.......................21

LEGAL MATTERS.................................................................22

EXPERTS ......................................................................22

SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION........22

WHERE YOU CAN FIND MORE INFORMATION...........................................22

INDEX TO FINANCIAL STATEMENTS................................................F-1

                               PROSPECTUS SUMMARY


          This is only a summary and does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 2.


About Us


          We were formed as a development stage (blank check) company on April 9, 1998, with the purpose of acquiring or merging with a privately owned company. In March 2001 we became active in the oil and gas business. We currently are leasing oil and gas properties in southeast Kansas to drill for coal bed methane gas. Our principal business office is located at 11952 Farley, Shawnee Mission, Kansas 66213, and our telephone number at that address is (913) 814-8313.


Capital Structure

Shares of common stock authorized:  20,000,000
Shares of common stock outstanding prior to this offering: 5,640,000 Shares of preferred stock authorized: 5,000,000
Shares of preferred stock outstanding prior to this offering:  0

The Offering


          1,440,000 shares of common stock outstanding prior to this offering are being offered for resale pursuant to this prospectus. While presently there is no market for our securities, our management intends to establish trading of our common stock through the over-the-counter bulletin board, or OTC Bulletin Board, established by the National Association of Securities Dealers, Inc. The selling security holders may sell these shares from time to time in over the counter market transactions, in regular brokerage transactions, in transactions directly with market makers or in privately negotiated transactions.


Summary Financial Information

          The following tables set forth summary financial information and other equity information about us. You should read this summary information in conjunction with "About Us and Our Current Plan of Operation" which includes a discussion of factors materially affecting the comparability of the information presented, and in conjunction with our financial statements included elsewhere in this prospectus.

                                           Fiscal Year Ended         Fiscal Year Ended          Six Months Ended
                                           April 30, 2000(1)         March 31, 2001(1)         September 30, 2001
                                           -----------------         -----------------         ------------------
Statement of Operations Data
----------------------------
Income (from interest)                            $57                       $8                         $0
Net Loss                                        (5,269)                   (6,438)                   (119,141)
Loss per Share                                   -- (2)                    -- (2)                     (0.03)
Weighted Average Shares Outstanding            1,230,000                 1,230,000                 4,749,071

(1)  On April 18, 2001, we changed our fiscal year-end from April 30 to March 31.
(2)  Less than $0.01 per share.

Balance Sheet Data
------------------
Cash                                             $161                       $73                      $11,654
Total Assets                                     $267                     $10,073                    $66,849
Total Liabilities                               $3,471                    $18,615                    $27,094
Stockholders' Equity (Deficit)                  (3,204)                   (8,542)                     39,755

                                                         1

                                  RISK FACTORS

          The purchase of our common stock is a substantial transaction involving a high degree of risk. Prior to making an investment decision, you should carefully consider, together with the other information contained in this prospectus, the following risk factors. The order in which these risk factors are presented is not necessarily indicative of the magnitude of the risk described.


Our limited operating history makes it difficult for investors to evaluate our business.

          Although we have been in business since April 1998, we have been essentially dormant since then and only recently have developed a new plan of operation to acquire and develop oil and gas leases, production and/or related assets. Thus, we have a very limited operating history upon which an evaluation of our business and prospects can be based.

If we cannot continue as a business, our shareholders may lose their entire investment in us.

          Our auditors have included an explanatory paragraph in their opinion on our financial statements for the year ended March 31, 2001, to state that our losses since inception and our net capital deficit at March 31, 2001 raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon raising additional capital and achieving profitable operations through the acquisition and development of oil and gas producing properties. We cannot assure you that our business plans will be successful in addressing this issue. If we cannot successfully continue as a going concern, our shareholders may lose their entire investment in us.

Our management's lack of experience in the oil and gas industry may hinder our ability to implement our plan of operation.

          Mr. Ross, our President and sole officer, does not have direct experience in the oil and gas industry and thus is relying on the oil and gas expertise of various consultants. His lack of experience and/or his reliance on these third parties may hinder our ability to implement our plan of operation.

If we do not obtain additional financing needed to implement our business plan, we may be forced to curtail or suspend our operations.

          Our capital requirements will be significant as we continue to redefine our business from a position where we have no revenue producing assets, no significant assets or financial resources, and no revenues or earnings from operations since our formation. We do not expect to have any revenues from operations prior to acquiring and developing suitable oil and gas properties.

          At September 30, 2001, we had cash of $11,654 and current liabilities of $27,094. As of November 1, 2001, we had leased approximately 14,990 acres in southeast Kansas for purposes of drilling for coal bed methane gas, which we believe is enough acres to move forward with drilling activities. We anticipate that each well in our leased area will cost approximately $40,000 to explore, drill, test and complete. Consequently, we will need to raise additional funds to explore, drill, test and complete wells on the oil and gas properties that we have acquired to date. We currently do not have any binding commitments for, or readily available sources of, additional financing.

          If we do not obtain additional financing we will be forced to curtail or suspend our future operational plans. We cannot assure you that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonably terms.

Additional infusions of capital may have a dilutive effect on your investment.


          To finance our operations we may sell additional shares of our stock. Any additional equity financing that we receive may involve substantial dilution to our then-existing shareholders. Furthermore, we may issue stock to acquire properties, assets, or businesses. In the event that any such shares are issued, the proportionate ownership and voting power of other shareholders will be reduced.

If we are not successful in profitably developing our oil and gas properties, our operations may be curtailed or suspended.

          Our ability to operate profitably will depend, in part, on our success in leasing appropriate properties and drilling and completing wells that produce commercial quantities of gas. The successful development of oil and gas properties requires an assessment of recoverable reserves, future oil and gas prices and operating costs, potential environmental and other liabilities and other factors. Such assessments are necessarily inexact. As a result, we may not discover any recoverable reserves, may not recover the acquisition price of a property from the sale of production from that property, or may not recognize an acceptable return from properties we acquire. In addition, the costs of exploitation and development may materially exceed initial estimates. If we are not successful in profitably developing our oil and gas properties for any of the foregoing reasons, or otherwise, we will not be profitable and may be forced to curtail or suspend our operations.

A substantial or extended decline in the price of oil or natural gas could cause us to curtail or suspend our operations.

          Our ability to operate profitably also will depend on the prices that we receive for any gas that we produce. Historically, oil and gas prices and markets have been volatile and are likely to continue to be volatile in the future. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in supply of and demand for oil and gas, market uncertainty, and a variety of additional factors that are beyond our control. These factors include:

     o    international political conditions (including wars and civil unrest),
     o    the domestic and foreign supply of oil and gas,
     o    the level of consumer demand,
     o    weather conditions,
     o    domestic and foreign governmental regulations and other actions,
     o    actions taken by the Organization of Petroleum Exporting Countries
          (OPEC),
     o the price and availability of alternative fuels, and o overall economic conditions.

Any substantial or extended decline in the price of oil and/or natural gas could negatively affect our revenues and profits. If the decrease in revenues causes or contributes to our operations being unprofitable, we may curtail or suspend our operations.

Volatility in oil and gas prices could cause volatility in the market price for our common stock.

          We expect that our quarterly operating results may fluctuate significantly due to the fluctuation of oil and gas prices. It is likely that if a market develops for our common stock, the market value of our stock will fluctuate with our quarterly results which, in turn, may be driven by the prices we receive for any gas that we produce.

Information in this prospectus regarding our future exploration and development activities reflects our current intent and is subject to change.

          As described in this prospectus, we believe that we have leased enough land in southeast Kansas to move forward with drilling activities. See "About Us and Our Current Plan of Operation." Whether we ultimately undertake exploitation or exploration on our leased acres within the Shiloh Project will depend on the following factors:

     o    availability and cost of capital,
     o    current and forecasted oil and gas prices,
     o the costs and availability of drilling rigs and other equipment, supplies and personnel necessary to conduct these operations,
     o success or failure of other exploration and development projects within the Cherokee Basin, and
     o changes in the estimates of the costs to explore, drill, test and complete wells on our leased properties.

We will continue to gather data about our proposed plan of operation, and it is possible that additional information may cause us to alter our plan. You should understand that our plans regarding the Shiloh Project are subject to change.

If we incur unexpected costs because of government regulations applicable to the oil and gas industry, we may have to curtail or suspend our operations.

          The production and sale of oil and gas are subject to a variety of federal, state and local government regulations including regulation of the following:

     o    the prevention of waste,
     o    the discharge of materials into the environment,
     o    the conservation of oil and natural gas,
     o    pollution,
     o    price controls,
     o    restrictions on the rate of flow for oil and gas wells,
     o    permits for drilling operations,
     o    drilling bonds,
     o    reports concerning operations,
     o    the spacing of wells,
     o    the unitization and pooling of properties, and
     o    state energy taxes.

          There can be no assurance that we will not incur significant costs in the future to comply with laws passed by federal, state and local governments relating to our oil and gas business. If we fail to comply with existing or future laws and regulations, we could be liable for a variety of costs and penalties, including personal injury damages, clean-up costs, environmental damages, and property damages, as well as administrative, civil and criminal penalties. If these costs are significant, we may have to curtail or suspend our operations.

The occurrence of drilling risks associated with oil and gas operations could result in significant losses to us and cause us to curtail or suspend our operations.


          The drilling of oil and gas wells involves a high degree of risk, especially the risk of dry holes or of wells that are not sufficiently productive to provide an economic return on the capital expended to drill the wells. In addition, our drilling operations may be curtailed, delayed or cancelled as a result of numerous factors, including the following:

     o    fires, explosions, cratering, or blow-outs,
     o unexpected formations or pressures that could cause environmental damage, personal injury or damage to equipment,
     o    title problems,
     o    weather conditions,

     o    compliance with governmental requirements,
     o    equipment failure or shortages in the delivery of equipment, and
     o    unavailability of third parties to conduct our drilling operations.


          If any of theses risks occur, and our resulting losses are significant, we may have to curtail or suspend our operations.

If we incur uninsured losses, we may have to curtail or suspend our operations.

          We have limited capital and we have not established any reserves for contingent liabilities. Although we will maintain insurance coverage against some risks associated with our oil and gas operations in amounts that we believe to be reasonable and in accordance with customary industry practices, the occurrence of an event that is not fully insured could result in losses to us. If any uninsured losses are significant, we may have to curtail or suspend our operations.

Investor profits, if any, will likely be limited for the near future.

          Because we do not anticipate paying any dividends in the near future, investors in our common stock probably will not derive any profits from their investment in us for the foreseeable future, other than through price appreciation of our common stock. Given current market conditions, it is unlikely that the price of our common stock will appreciate as long as we continue to have operating losses. We have not been profitable since our inception and we incurred a net loss of $119,141 through the six months ended September 30, 2001. To date we have not had any revenue or earnings from operations and we will continue, in all likelihood, to sustain operating expenses without corresponding revenues until we are able to successfully implement our new plan of operation, if ever. Thus, it is likely that investor profits, if any, will be limited for the near future.

If our common stock remains inactively traded, our shareholders may have difficulty reselling their shares.

          While our common stock is held by approximately 60 shareholders, currently there is not an active trading market for our common stock and our common stock currently has no trading symbol. Although our management intends to establish trading of our common stock through the OTC Bulletin Board (established by the NASD) by applying for a trading symbol and pre-clearing our shares for trading, we do not intend to undertake any other efforts to cause a market to develop in our securities. There can be no assurance that if an active trading market for our common stock develops, that it can be maintained. If our common stock remains inactively traded, our shareholders may have difficulty liquidating their investment in us.

Trading on the OTC Bulletin Board may not increase shareholder liquidity.

          To the extent that there will be trading in our common stock, of which there is no assurance, our common stock will trade in the over-the-counter market and will be quoted on the OTC Bulletin Board. Our common stock will not be quoted on the Nasdaq system or any exchange for the foreseeable future. It should be assumed that even with the OTC Bulletin Board quote of our common stock, there will be an extremely limited trading market and very little liquidity for our common stock.

Because our common stock will be subject to the "penny stock" regulations for the foreseeable future, its liquidity will be reduced.


          Generally, penny stocks are equity securities with a price of less than $5.00 which are not quoted on the national exchange or the Nasdaq system. Our common stock currently does not qualify for any exemption to the penny stock regulations because it will be quoted on the OTC Bulletin Board, if it is quoted at all. The penny stock rules require a broker/dealer to deliver, prior to a transaction in a penny stock, a standardized risk disclosure document prescribed by the SEC and to provide the potential purchaser of penny stock with the following information:

     o    information about penny stocks,
     o    the nature and level of risk in the penny stock market,
     o    the bid and offer quotations for the stock, and
     o    other burdensome and detailed information.

Those delivery and disclosure requirements tend to reduce the level of interest of broker/dealers in dealing with penny stocks, which could have the effect of reducing the level of trading activity in the secondary market for our common stock during the time that the price of our common stock remains below $5.00. If the price of our common stock remains below $5.00, the penny stock regulations could reduce the liquidity of our common stock and make it more difficult for investors to sell our common stock.


Shares eligible for future sale by our current shareholders may impair our ability to raise capital through the sale of our stock.

          We currently have 5,640,000 shares of common stock outstanding, of which 1,440,000 shares are being registered for resale under this prospectus. All of the 4,200,000 outstanding shares of common stock not registered for resale hereunder are "restricted securities" as that term is defined under Rule 144 of the Securities Act of 1933. Those restricted securities may only be sold by a registration statement under the Securities Act or under another exemption under the Securities Act. See "Shares Eligible for Future Sale." The possibility that substantial amounts of shares of our common stock may be sold in the public market may cause prevailing market prices for our common stock to decrease and thus could impair our ability to raise capital through the sale of our equity securities.

If our controlling shareholders vote together, they likely will be able to determine the actions we take.

          Gary J. Grieco directly owns 22.2% of our outstanding common stock and Jeffrey P. Frazier and Terrie L. Pham each directly own 17.7% of our outstanding common stock. Charles Ross, our sole officer and director, directly owns 16% of our outstanding common stock. See "Security Ownership of Certain Owners and Management." Although we are not aware of any written or oral agreements relating to the voting of any of our shares, if Mr. Grieco, Mr. Frazier, Ms. Pham and/or Mr. Ross vote together on an issue requiring the approval of our shareholders, they will be able to determine the issue regardless of the vote of any other shareholder, unless unanimous consent is required.

The loss of our President's services could prevent us from fully implementing our new plan of operation.

          Mr. Ross, our President and sole officer, has not entered into a written employment agreement with us and he is not expected to do so in the foreseeable future. We have not obtained key man life insurance on Mr. Ross. The loss of Mr. Ross' services could adversely affect our ability to implement our business plan and continue our operations.


                                 USE OF PROCEEDS

          We will not receive any proceeds from the sale of the shares of common stock by the selling security holders.


                           FORWARD-LOOKING STATEMENTS

          This prospectus contains forward-looking statements that concern our business. Such statements are not guarantees of future performance and actual results or developments could differ materially from those expressed or implied in such statements as a result of certain factors, including those factors set forth in "About Us and Our Current Plan of Operation," "Risk Factors" and elsewhere in this prospectus. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect, believe, intend or anticipate will or may occur in the future, including the following matters, are forward looking statements:

     o    our ability to acquire and develop valuable oil and gas properties,
     o    future capital costs of acquisitions and exploration,
     o    the size of various markets,
     o    market share,
     o    project margins,
     o    business strategies, and
     o    expansion and growth of our operations.


These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of the following:

     o    historical trends,
     o    current conditions,
     o    expected future developments, and
     o    other factors we believe are appropriate under the circumstances.


Such statements are subject to a number of assumptions including the following:

     o risks and uncertainties, including the risk factors in this prospectus,
     o    general economic and business conditions,
     o    the business opportunities that may be presented to and pursued by us,
     o changes in laws or regulations and other factors, many of which are beyond our control, and
     o    ability to obtain financing on favorable conditions.


The cautionary statements contained or referred to in this prospectus should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                   ABOUT US AND OUR CURRENT PLAN OF OPERATION


Our History


          We were incorporated in Colorado on April 9, 1998, as a "blank check" company for the purpose of evaluating, structuring, and completing a merger with, or acquisition of, a privately owned corporation. Our purpose was to provide a method for a foreign or domestic private company to become a reporting (or public) company whose securities would be qualified for trading in the United States secondary market. In furtherance of these goals, on September 13, 1999, our management voluntarily filed a registration statement on Form 10-SB with the Securities and Exchange Commission and we became a reporting company. Our management also actively sought a suitable acquisition or merger candidate but did not find one. Consequently, we have not had a source of cash flow or income since our inception.

          On or about March 3, 2001, we and our largest shareholder, Corporate Management Services, Inc. or CMS, entered into an Agreement for the Purchase of Common Stock whereby CMS sold a controlling interest to Mr. Charles A. Ross, Sr. in order to change us from an inactive company to a company active in the oil and gas business. Prior to entering into the stock purchase agreement, Mr. Ross was not affiliated with us and did not own any of our common stock.


          In connection with Mr. Ross' acquisition of a controlling interest, our then sole officer and director, Mr. George Andrews, resigned and Mr. Ross became our President and sole director. We moved our principal place of business from Littleton, Colorado, to Shawnee Mission, Kansas, and we changed our fiscal year end from April 30 to March 31.

          In furtherance of our plan to become active in the oil and gas business, in March 2001 we attempted to acquire interests in 125,000 acres in the northeast region of Alabama for the purpose of conducting pre-drilling activities to determine the prospects for drilling or farming out our interest. However, these negotiations failed because we could not obtain adequate guarantees of good title and because we felt there was insufficient historical engineering and geological information regarding prior drilling activities on the property.


          Subsequently we attempted to acquire drilling interests on approximately 3,500 acres in Unitah County, Utah, from a Denver-based oil and gas exploration company. Our management determined that the available seismic data was not adequate to determine appropriate drilling locations and therefore a seismic 3-D analysis would be appropriate. However, our management estimated that the cost of such analysis, together with other appropriate pre-drilling activities, would have been approximately $250,000. Based on our financial situation, we determined that we did not have adequate financial resources to pursue these interests.


Our Current Plan of Operation

          We intend to acquire and develop coal bed methane gas producing properties in the United States. This may be accomplished by way of leasing oil and gas interests and drilling the leased property to prove reserves or by acquiring working interests in production or reserves.

          In June 2001 we retained a geological consultant to identify areas in southeast Kansas suitable for coal bed methane exploration and development. We are interested in properties lying in the Cherokee Basin which contain Pennsylvanian age coal beds. These coal beds are believed to be contiguous from the northern part of the basin that runs from the Bourbon Arch in the north to the state border with Oklahoma to the south.

          Historically, coal bed methane gas wells have been completed in the Cherokee Basin south of Miami and Johnson Counties in Kansas and south of Jackson County in Missouri into coal seams or black shale averaging four feet in thickness. Water production from these wells generally has been less than 50 barrels per day initially, eventually dropping to below 10 barrels per day. Other wells drilled in the Cherokee Basin within the last 15 years have reported similar reservoir thickness and production in Labette, Wilson, Neosho and Cherokee Counties, Kansas.

          In July 2001 we opened an office in Burlington, Kansas for $350.00 per month and started leasing land in the south half of Coffey County, Kansas and the southeast portion of Lyon County, Kansas (the "Shiloh Project"), which is in the Cherokee Basin, to drill for coal bed methane gas. In August 2001 we changed our name from "Bail Corporation" to "Vista Exploration Corporation" to reflect our new plan of operation.

          As of November 1, 2001, we had executed 123 separate leases totaling 14,990 acres, of which approximately 13,676 acres are in Coffey County and approximately 1,314 acres are in Lyon County, which adjoins Coffey County. We intend to continue to lease available land within the Shiloh Project to the extent that we believe such land will further our exploration and development activities. Because we believe that we can continue to successfully lease land without having our office in Burlington, Kansas, we closed that office in November 2001.

          We believe that we have leased enough land to move forward with drilling activities. Our initial intent is to drill and, if commercial quantities of gas is produced, to complete the drilled wells. If this phase is successful, we may determine to perform core drilling activities to prove up reserves. If we take this action and we are able to prove up reserves that merit additional drilling activity, our management may determine to raise additional funds to expand drilling, to partner or farm out certain parcels to rapidly develop our leases, or to sell some or all of the fields if we receive an appropriate offer for them.

          We anticipate that each well in the Shiloh Project will cost approximately $25,000 to drill and test and an additional $15,000 to complete. We intend to hire third parties to perform our drilling activities. We will need to raise additional funds to commence drilling operations.

          To date we have not commenced any drilling or other exploration activities on the properties that we have leased and thus we do not have any estimates of oil and gas reserves on such properties. Consequently we have not reported our reserve estimates to any state or federal authority.

          All of the oil and gas property that we have leased to date is considered "undeveloped acreage" which the Securities and Exchange Commission defines as "lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas regardless of whether such acreage contains proved reserves." We own a working interest in 14,990 gross undeveloped acres (100% of each leased acre) and 12,809.77 net undeveloped acres (between 84.5% and 87.5% of each leased acre) in southern Kansas. A "working interest" is the operating interest that gives us, as the operator, the right to drill, produce and conduct operating activities on the property and a share of production. A "net acre" (or net well) is deemed to exist when the sum of the fractional working interest owned in gross acres or gross wells equals one. The number of net acres or net wells is then expressed as a whole number and fractions thereof. A "gross acre" (or gross well) is the total acres or wells, as the case may be, in which a working interest is owned.

          All of our oil and gas properties are held in the form of mineral leases which grant us the exclusive right to explore for and develop oil, gas and other hydrocarbons and minerals that may be produced from wells drilled on the leased property. Regardless of whether or not we are producing oil and gas from a leased property or acres pooled therewith, on the one-year anniversary of each lease we will be required to pay the lessor $10 per leased acre to continue the term of the mineral lease.

          There are several existing gas pipelines in southern Kansas and at least one pipeline crosses acres that we have leased. We currently are exploring a hook-up to the low-pressure pipeline that supplies gas to Burlington, Kansas. We believe that the owner of this pipeline may be interested in purchasing any gas that we may produce from our operations in the Shiloh Project. Given the close proximity of various pipelines to the Shiloh Project, we do not anticipate any difficulties or any significant costs in transporting our products to existing pipelines.

          The prices obtained for oil and gas are dependent on numerous factors beyond our control, including domestic and foreign production rates of oil and gas, market demand and the effect of governmental regulations and incentives. We do not have any delivery commitments with respect to any oil or gas produced from any properties that we acquire. However, due to the demand for natural gas, we do not anticipate any difficulties in selling any oil and gas that we produce, once it has been delivered to a distribution facility.

          In addition to our activities in Kansas, in June 2001 we acquired an option for a lease on 4,560 acres in Blaine County, Montana from Geominerals Corp. for $1,400. Geominerals Corp. is controlled by George Andrews, our former president and director.


Liquidity and Capital Resources

          During March 2001, we spent approximately $6,000 pursuing potential oil and gas properties and approximately $10,000 in legal fees in connection with negotiating potential acquisitions and preparing investment documents in connection with our capital raising efforts. These funds were advanced to us by Mr. Charles Ross, currently our sole officer and director. At March 31, 2001, we had cash of $73, a decrease of $740 from March 31, 2000.


          In April and June of 2001 we concluded three private placements of our common stock, selling 4,410,000 shares of our common stock and raising $198,000. We used $16,615 of the proceeds to repay advances to us by Mr. Charles Ross in March 2001. We spent approximately $36,000 pursuing potential oil and gas properties and approximately $55,000 in legal fees in connection with negotiating potential acquisitions, preparing investment documents in connection with our capital raising efforts, and preparing and filing the registration statement of which this prospectus is a part.

         At June 30, 2001, we had cash of $120,154, an increase of $120,081 from March 31, 2001. At June 30, 2001, we had current liabilities of $34,014, which liabilities have since been paid.

          During the three months ended September 30, 2001, we spent approximately $97,000 pursuing oil and gas leases in the Shiloh Project, including $15,000 in compensation paid to our president and approximately $23,000 in legal and accounting fees. At September 30, 2001, we had cash of $11,654, a decrease of $108,500 from June 30, 2001, and current liabilities of $27,094.

          We will need to raise additional funds to continue leasing land and to commence drilling operations. We intend to use most of our remaining cash to get our registration statement effective and to fund our operations.

          As a result of our changed plan of operation, we have not yet developed a formal budget for the balance of the fiscal year. Our budget is almost entirely discretionary and therefore our inability to finance operations will slow our progress but should not cause us to cease operations. However, if we were unable to meet a required payment for land leased for our oil and gas operations or lack the resources necessary to move forward with our drilling activities, we could suffer a substantial loss of a business opportunity.


Employees


          We currently have no full time employees except our president who is devoting his full-time to our activities. In July 2001 we retained two independent leasing consultants to help us lease land for our oil and gas operations.


Competition

          Competition in the oil and gas business is intense, particularly with respect to the acquisition of producing properties, proved undeveloped acreage and leases. Major and independent oil and gas companies actively bid for desirable oil and gas properties and for the equipment and labor required for their operation and development. Many of our competitors have substantially greater market share, greater financial and other resources, better name recognition and longer operating histories than we do, which may adversely affect our ability to compete. Because of this competition, we may not be able to acquire or lease desirable oil and gas properties or to hire third parties to drill our properties.

Government Regulation

          Our oil and gas business will be subject to various federal, state and local laws and governmental regulations which may be changed from time to time in response to economic or political conditions.

Federal Regulation of First Sales and Transportation of Natural Gas


          Historically, natural gas producers sold gas at the wellhead to interstate pipelines, which in turn delivered gas to local distribution companies, or LDCs. The transportation and sale of natural gas in U.S. interstate commerce has been regulated pursuant to several laws enacted by Congress and the regulations promulgated under these laws by the Federal Energy Regulatory Commission, or FERC. The FERC regulates the transportation and sale for resale of natural gas in interstate commerce pursuant to the Natural Gas Act of 1938, or NGA, and the Natural Gas Policy Act of 1978, or NGPA. In the past, the federal government has regulated the prices at which oil and gas could be sold. While "first sales" by producers of natural gas and all sales of crude oil, condensate and natural gas liquids can currently be made at uncontrolled market prices, Congress could reenact price controls in the future. Deregulation of wellhead sales in the natural gas industry began with the enactment of the NGPA in 1978. In 1989, Congress enacted the Natural Gas Wellhead Decontrol Act, which removed all NGA and NGPA price and non-price controls affecting wellhead sales of natural gas effective January 1, 1993. FERC jurisdiction over transportation and sales other than "first sales" has continued.

          Commencing in the mid-1980s, FERC promulgated a series of orders designed to correct market distortions and to make gas markets more competitive by removing the transportation barriers to market access. These orders have had a profound influence upon natural gas markets in the United States and have, among other things, fostered the development of new wholesale markets, including a large spot market for gas. The following is a brief description of the most significant of those orders and is not intended to constitute a complete description of those orders or their impact.

          In April 1992, FERC issued Order No. 636, which restructured both the sales and transportation services provided by interstate natural gas pipelines. The purpose of Order No. 636 is to improve the competitive structure of the pipeline industry and maximize consumer benefits from the competitive wellhead gas market. The major function of Order No. 636 is to assure that the services non-pipeline companies can obtain from pipelines are comparable to the services pipeline companies offer to their gas sales customers. One of the key features of the Order is the "unbundling" of services that pipelines offer their customers. This means that pipelines must offer transportation and other services separately from the sale of gas. The courts have largely affirmed the significant features of Order No. 636 and numerous related orders pertaining to individual pipelines, although certain appeals remain pending and FERC continues to review and modify their open access regulations. These initiatives may affect the intrastate transportation of gas under certain circumstances.

          FERC continues to review its regulatory policies and regulations related to the natural gas market and transportation. In February 2000, FERC issued Order No. 637 amending certain regulations governing interstate natural gas pipeline companies in response to the development of more competitive markets for natural gas and natural gas transportation. The goal of Order No. 637 is to "fine tune" the open access regulations promulgated by Order No. 636 to accommodate subsequent changes in the market. Key provisions of Order No. 637 include: (1) waiving the price ceiling for short-term capacity release transactions until September 30, 2002, subject to review and possible extension of the program at that time; (2) permitting value-oriented peak/off peak rates to better allocate revenue responsibility between short-term and long-term markets; (3) permitting term-differentiated rates, in order to better allocate risks between shippers and the pipeline; (4) revising the regulations related to scheduling procedures, capacity, segmentation, imbalance management, and penalties; (5) retaining the right of first refusal, or ROFR, and the 5 year matching cap for long-term shippers at maximum rates, but significantly narrowing the ROFR for customers that FERC does not deem to be captive; and (6) adopting new web site reporting requirements that include daily transactional data on all firm and interruptible contracts and daily reporting of scheduled quantities at market points or segments. The new reporting requirements became effective September 1, 2000.

          As a result of the restructuring of the natural gas industry, active wholesale markets have developed in production areas and downstream in order for producers and gas marketers to serve LDCs and other customers. We cannot predict what action FERC will take on all these matters in the future as it continues to review its regulatory policies, nor can we accurately predict whether FERC's actions will, over the long term, achieve the goal of increasing competition in markets in which our natural gas may be sold. We do not believe that we will be affected by any action taken materially differently than other natural gas producers, gatherers and marketers with which we will compete.


          FERC regulates the rates and services of "natural-gas companies," which the NGA defines as persons engaged in the transportation of gas in interstate commerce for resale. As previously discussed, the regulation of producers under the NGA has been phased out. Interstate pipelines, however, continue to be regulated by FERC under the NGA. Various state commissions also regulate the rates and services of pipelines whose operations are purely intrastate in nature, although generally sales to and transportation on behalf of other pipelines or industrial end-users are not subject to material state regulation.

          There are many legislative proposals pending in Congress and in the legislatures of various states that, if enacted, might significantly affect the petroleum industry. It is impossible to predict what proposals will be enacted and what effect, if any, such proposals would have on us and our proposed operations.

State and Local Regulation of Drilling and Production


          State and local statutory and regulatory schemes govern various aspects of oil and gas drilling, exploration and production, including regulatory approvals required prior to drilling and associated construction activities, oversight of drilling operations and abandonment of wells, regulation of production levels, operator licensing and reporting, and environmental and conservation issues associated with drilling and production activities. More specifically, such schemes may include restrictions on the number and location of wells ("well-spacing" regulations), limitations on the production volume per set time period ("proration" regulations), requirements that oil/gas be purchased from common supply sources to prevent discrimination against select producers ("ratable-take orders"), and oil/gas production ratios designed to conserve naturally occurring reservoir of energy and prolong the life of pools. Further, to consolidate oil and gas rights in the interest of cooperative development and sharing of production among members of the oil and gas drilling and production industry, states also may require unitization (integration or consolidation of oil and gas interests into an area for the production of hydrocarbons from an entire unit and the regulation of costs and operation of the unit) and compulsory pooling (consolidation of oil and gas rights in multiple tracts to a defined unit for drilling of, and production from, a single well or a limited number of single well units in a reservoir).

          Initially, our gas production activities will be focused in the State of Kansas. State regulations in Kansas require that we obtain prior regulatory approval before commencing drilling or exploratory activities in Kansas and for intended deviations in drilling specifications, such as horizontally-drilled holes. We also are subject to several well-spacing and proration regulations, including sanctions for violations thereof. In addition, we are subject to the assessment of penalties (such as orders to seal wells or produce at a reduced rate, or monetary fines) for overproduction.


Environmental Regulations


          Our gas exploration activities will be subject to numerous environmental and conservation laws and regulations governing almost all facets of these activities, including the discharge of regulated effluents into the environment, or otherwise related to environmental protection. For example, the states in which we operate may require approval or permit before drilling commences, and also to plug and abandon wells already drilled. Further, they may define the scope of permissible drilling and exploration activities to prevent pollution by the migration of extracted materials into the environment, the depletion of reservoirs, the drilling of unnecessary wells, and damage to neighboring property caused by blowouts.

          Our operations also may be subject to federal laws and regulations, such as those of the Environmental Protection Agency, which, among other things, would restrict the emission of air, water, or other pollution resulting from our operations, and impose substantial liability for the remediation of contamination resulting from drilling operations. Some of the major laws that may apply to our gas drilling and production activities include the Federal Water Pollution Control Act (commonly known as the "Clean Water Act"), the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation, and Liability Act (commonly known as "Superfund"), and the Clean Air Act. Moreover, environmental laws and regulations, both federal and state, are subject to periodic revisions, which in many instances may lead to even more stringent regulation of the oil and gas drilling and production industry.


Operational Hazards and Insurance

          Our operations will be subject to the usual hazards incident to the drilling and production of oil and gas, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution, releases of toxic gas and other environmental hazards and risks. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage and suspension of operations.

          We will obtain and maintain general liability insurance in amounts and on terms that we consider to be reasonable for our operations and in accordance with customary industry practices. Such insurance will not cover every potential risk associated with the drilling, production and processing of oil and gas. In particular, coverage is not obtainable for all types of environmental hazards. The occurrence of a significant adverse event, the risks of which are not fully covered by insurance, could have a material adverse effect on our financial condition and results of operations. Moreover, no assurance can be given that we will be able to obtain or maintain adequate insurance at rates we consider reasonable.

Our Headquarters

          Prior to April 2001, we occupied offices in the home of our former president in Littleton, Colorado. During that period we incurred a rent expense of $100 per month to Corporate Management Services, Inc. which also occupies offices in the same location.

          In April 2001, we moved our headquarters to 11952 Farley, Shawnee Mission, Kansas 66213, where we occupy offices in the home of our sole officer and director at no cost to us. Mr. Ross has agreed to continue this arrangement until we make other arrangements.


          In July 2001 we rented an approximately 200 square foot office on a month-to-month basis for $350.00 per month in Burlington, Kansas, near our leased oil and gas properties. Because we believe that we can continue to successfully lease land without having our office in Burlington, Kansas, we closed that office in November 2001.


Litigation

          We do not know of any pending or threatened legal proceedings to which we are a party. We also are not aware of any proceedings being contemplated by governmental authorities against us.

                                   MANAGEMENT

Directors and Officers

         The following table sets forth the name, age and position of each of our officers and directors as of the date of this prospectus.

Name                    Age   Position                 Term
----                    ---   --------                 ----


Charles A. Ross, Sr.    61    President and Director   April 2001 to August 2004



          Charles A. Ross, Sr. has been our President and a Director since April 10, 2001. Mr. Ross has agreed to devote as much time to our activities as is required to implement our new plan of operation.


          From January 2001 through March 2001, Mr. Ross was exploring opportunities in the oil and gas business, which led to his investment in us. From July 1999 until December 2000, he owned and operated a business that supplied recruiting and business cards to a number of multi-level marketing companies. From June 1998 through July 1999, Mr. Ross was self-employed designing musical instrument amplifiers, an industry in which he has been involved since the 1960's.


          From August 1995 until May 1998, he was the President and CEO and a director of Edgerton Technology, Inc. and from July 1996 until May 1998 he was the Chairman of the Board, President, CEO and Treasurer of Edgerton Musical Amplifiers, Inc. From August 1992 to August 1995, Mr. Ross was a self-employed consultant and investor.

          Other public companies in which Mr. Ross served as an officer or director include Copilot Electronic Products, Inc. from 1989 to 1992, Birdview Satellite Communications, Inc. from 1981 to 1986, and Kustom Electronics, Inc. from 1965 to 1973. In 1968 he was named Kansas Small Businessman of the Year by the Small Business Administration.

          Our board of directors consists of three directors and we currently have two vacancies. Mr. Ross is actively seeking additional qualified individuals to serve as directors on our board.

          At our annual shareholders meeting on August 10, 2001, our shareholders voted to amend our Articles of Incorporation to provide for a staggered board of directors. Under our Articles of Incorporation, as amended, our board is evenly divided into three classes, Class A, Class B and Class C. The initial Class A director is elected for 3 years, the initial Class B director for 2 years, and the initial Class C director for 1 year. Upon the expiration of the initial staggered terms, directors will be elected for terms of three years, to succeed those whose terms have expired. At the annual shareholders meeting our shareholders elected Mr. Ross as the Class A director, to serve a three-year term.

          Staggered terms tend to protect against sudden changes in management and may have the effect of delaying, deferring or preventing a change in our control without further action by our shareholders, such as removing directors from our board as provided under Colorado law. Having a staggered board may have other anti-takeover effects as well, both favorable and unfavorable to our shareholders.

          Our officers are elected by the board of directors at the first board of directors meeting after each annual meeting of our shareholders and hold office until their successors are duly elected and qualified in accordance with our Bylaws. Our next annual meeting of shareholders is scheduled for July 19, 2002.


          There are no agreements or understandings for our sole officer and director to resign at the request of another person nor is he acting on behalf of or at the direction of any other person.

                             EXECUTIVE COMPENSATION

          The following table sets out the annual compensation paid to our sole officer for the last three completed fiscal years. No executive officer of ours received annual compensation in excess of $100,000 during the last three completed fiscal years.

Summary Compensation Table

                                                                                         Long-Term Compensation
                                                                         --------------------------------------------------------
                                           Annual Compensation                     Awards                      Payouts
                                   ------------------------------------- ---------------------------- ---------------------------

                                                                                       Securities
                        Fiscal                                Other      Restricted    Underlying
 Name and                Year                                Annual       Stock        Options/         LTIP       All Other
Principal Position      Ending    Salary ($)    Bonus ($)     Comp.      Awards ($)     SARs (#)     Payouts ($)     Comp.($)
------------------      ------    ----------    ---------     -----      ----------     --------     -----------     --------
George Andrews,         3/31/01       0            0            0            0              0             0             0
former President        4/30/00       0            0            0            0              0             0             0
                        4/30/99       0            0            0            0              0             0             0



Officer Compensation


          In September 2001, we paid our president $15,000 in compensation for his efforts during the period July 2001 through September 2001 in implementing our plan to acquire coal bed methane producing properties in southeast Kansas.
As of the date hereof, no other compensation has been paid to any executive officer for services rendered to us nor has any executive officer accrued any compensation pursuant to any agreement with us.


Option Exercises and Values

          None of our executive officers holds any stock options to purchase our common stock.

                                       14

Long-Term Incentive Plans

          We do not have any long-term incentive plans. No retirement, pension, profit sharing, stock option, insurance programs or other similar programs have been adopted by us for the benefit of our employees.

Employment Contracts and Termination of Employment Arrangements

          There are no other compensatory plans or arrangements, including payments to be received from us, with respect to the resignation, retirement or other termination of the employment of any executive officer or related to a change in control in us.

Director Compensation

          None of our directors received any compensation during our most recent fiscal year for serving in their position as directors. If we do have funds available in the future, we likely will reimburse our directors for expenses incurred by them in their duties as a director.


Limitation of Liability and Indemnification


          Our Articles of Incorporation contain a provision eliminating our directors' liability to us or our shareholders for monetary damages for a breach of their fiduciary duty. However, a director's liability is not eliminated in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation also obligate us to indemnify our directors and officers to the fullest extent permitted under Colorado law. While we believe that these provisions are very standard and necessary to assist us in attracting and retaining qualified individuals to serve as directors, they could also serve to insulate our directors against liability for actions which damage us or our shareholders. Furthermore our assets could be used or attached to satisfy any liabilities subject to such indemnification.


               SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT


          The following table sets forth information as of November 29, 2001, concerning the beneficial ownership of our common stock: by each of our executive officers, directors and director nominees; by all executive officers, directors and director nominees as a group; and by each person who beneficially owns more than 5% of our common stock (each a "Principal Stockholder").

            Name and Address of                      Common Stock              Percent of Class
             Beneficial Owner                        Beneficially Owned       Beneficially Owned
             ----------------                        ------------------       ------------------

Charles A. Ross, Sr., Director and President               900,000                     16 %
11952 Farley
Shawnee Mission, KS 66213

All directors and executive officers as a group (1         900,000                     16 %
person):

Jeffrey P. Frazier, Principal Stockholder                1,000,000                   17.7 %
2956 Nova Road
Pine, CO 80470

Gary J. Grieco, Principal Stockholder                    1,250,000                   22.2 %
2856 La Casita Avenue
Las Vegas, NV 89120

Terrie L. Pham, Principal Stockholder                    1,000,000                   17.7 %
16511 E. 27 Terrace
Independence, MO 64055

The Hedge Fund, LLC, Principal Stockholder                 360,000                    6.4 %
Brad Beveri, Managing Member
15139 W. 119th
Overland Park, KS 66062


                                             15

          Rule 13d-3 under the Securities Exchange Act of 1934 provides the determination of beneficial owners of securities. That rule includes as beneficial owners of securities, any person who directly or indirectly has, or shares, voting power and/or investment power with respect to such securities. Rule 13d-3 also includes as a beneficial owner of a security any person who has the right to acquire beneficial ownership of such security within sixty days through any means, including the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

                            SELLING SECURITY HOLDERS

          The following table shows for each selling security holder:


     o the number of shares of common stock beneficially owned by him or her as of November 29, 2001,
     o    the number of shares of common stock covered by this prospectus, and
     o the number of shares of common stock to be retained after this offering, if any, assuming the selling security holder sells the maximum number of shares (and percentage of outstanding shares of common stock owned after this offering, if more than 1%).

The selling security holders are not required, and may choose not, to sell any of their shares of common stock.

                                              Number of Shares of                                       Number of Shares of
                                                 Common Stock              Number of Shares of              Common Stock
                                              Beneficially Owned               Common Stock           Beneficially Owned After
            Name                              Before the Offering              to Be Sold                   the Offering
            ----                              -------------------              ----------                   ------------
Corporate Management Services, Inc.                 100,000                      100,000                         0
(1), (2)

George Andrews (1)                                   5,000                        5,000                          0

Joan Andrews (1)                                     5,000                        5,000                          0

Barbara Davidson (1)                                 5,000                        5,000                          0

Arnold L. Weyand Trust                               5,000                        5,000                          0

Bradford & Nancy Oesch                               5,000                        5,000                          0

Douglas H. Willson                                   5,000                        5,000                          0

Alan J. Woydziak                                     5,000                        5,000                          0

Ronald Sauter                                        5,000                        5,000                          0

Raymond A. Ritter Trust                              5,000                        5,000                          0

James A. Christy                                     5,000                        5,000                          0

                                                        16



William N. Gunderson                                 5,000                        5,000                          0

Boxer Capital Ltd.                                   5,000                        5,000                          0

Donald A. Christensen                                5,000                        5,000                          0

Robert & Jane Hooper                                 5,000                        5,000                          0

L. A. Wuischpard                                     5,000                        5,000                          0

Anthony Clanton                                      5,000                        5,000                          0

Britt Clanton                                        5,000                        5,000                          0

Leigh Shelley Clanton                                5,000                        5,000                          0

Barbara & Michael Sauter                             5,000                        5,000                          0

Jeffrey & Christa Sauter                             5,000                        5,000                          0

William & Joanna Woodward                            5,000                        5,000                          0

Kathleen Cavanaugh                                   5,000                        5,000                          0

Emprise, Inc.                                        5,000                        5,000                          0

Don Kramer                                           5,000                        5,000                          0

Robert B. Reed                                       5,000                        5,000                          0

Jolaine Roth                                         5,000                        5,000                          0

John K. Zerwick                                      5,000                        5,000                          0

Bruce C. Carey                                       5,000                        5,000                          0

Carol L. Curtiss                                     5,000                        5,000                          0

Dennis E. & Katherine Nattress                       5,000                        5,000                          0

Betty Crowley                                        5,000                        5,000                          0

Jim Hesselgrave                                      5,000                        5,000                          0

Andrew & Gigi Pidcock                                5,000                        5,000                          0

Gary N. TenEyck                                      5,000                        5,000                          0

Colorado Resorts, Inc.                               5,000                        5,000                          0

Dacono Park, LLC                                     5,000                        5,000                          0

Paul B. Knight                                       5,000                        5,000                          0

Transwestern Mortgages, Inc.                         5,000                        5,000                          0

Stephen Co                                           5,000                        5,000                          0

Karla M. Alvarez                                     5,000                        5,000                          0

Natalie R. Shields                                   5,000                        5,000                          0

Randolph S. Julian                                   5,000                        5,000                          0

Devon Golding                                        5,000                        5,000                          0

Paul & Margaret McManigal                            5,000                        5,000                          0

Thomas G. Ispas                                      5,000                        5,000                          0

Charles A. Baird                                     5,000                        5,000                          0

                                                        17



Gary J. Grieco                                     1,250,000                     250,000                 1,000,000 (17.7%)

Harvey M. Burstein                                  250,000                      250,000                         0

Mallard Management Inc.                             250,000                      250,000                         0

The Hedge Fund, LLC (3)                             360,000                      360,000                         0


(1) From April 11, 1998, to April 10, 2001, Corporate Management Services, Inc. or CMS owned approximately 81% of our issued and outstanding common stock. See "Certain Transactions" below regarding transactions between us and CMS during this period. George Andrews is the sole director and a 50% shareholder of CMS and was our sole officer and director until April 10, 2001. Barbara Davidson is a 50% shareholder of CMS.

(2) As part of the sale of a controlling interest to Mr. Ross, CMS agreed not to sell 50% of its shares for a period of 180 days after the effective date of the resale registration statement of which this prospectus is a part.

(3) The Hedge Fund, LLC has agreed to limit the number of shares that it may sell in any six month period to 250,000.


                              PLAN OF DISTRIBUTION

          We are registering the shares of our common stock covered by this prospectus.

          As used in this prospectus, selling security holder includes any donees, pledgees, transferees or other successors in interest who will hold the selling security holders' shares after the date of this prospectus. We are paying the costs, expenses and fees of registering the common stock, but the selling security holders will pay any underwriting or brokerage commissions and similar selling expenses relating to the sale of the shares of common stock.

          The selling security holders may sell our common stock at market prices prevailing at the time of the sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The selling security holders may sell some or all of their common stock through:

     o    ordinary brokers' transactions which may include long or short sales;

     o    transactions involving cross or block trades or otherwise;

     o purchases by brokers, dealers or underwriters as principal and resale by those purchasers for their own accounts under this prospectus;

     o    market makers or into an existing market for our common stock;

     o other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

     o    transactions in options, swaps or other derivatives; or

     o any combination of the selling options described in this prospectus, or by any other legally available means.

          The selling security holders may enter into hedging transactions with broker-dealers who may engage in short sales of our common stock in the course of hedging the positions they assume. The selling security holders also may enter into option or other transactions with broker-dealers that require the delivery by those broker-dealers of the common stock. Thereafter, the shares may be resold under this prospectus.

          In their selling activities, the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the Exchange Act's rules and regulations, including Regulation M, which may limit the selling security holders' timing of purchases and sales of our common stock.

          The selling security holders and any broker-dealers involved in the sale or resale of our common stock may qualify as "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. In addition, the broker-dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act. If any selling security holders or any broker-dealer qualifies as an "underwriter," then they will be subject to the prospectus delivery requirements of Section 153 of the Securities Act, which may include delivery through the facilities of the NASD.


          In the event that any selling security holder sells any of his common stock to a broker, dealer or underwriter as principal, such shares may be resold by the broker, dealer or underwriter only under an amended prospectus that discloses the selling security holder's arrangements with the broker/ dealer/ underwriter participating in the offering and identifies the participating broker/ dealer/ underwriter. Any participating brokers/ dealers will be considered as an "underwriter" and will be identified in the amended prospectus as such.


          In conjunction with sales to or through brokers, dealers or agents, the selling security holders may agree to indemnify them against liabilities arising under the Securities Act. We know of no existing arrangements between the selling security holders, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

          In addition to selling their shares of common stock under this prospectus, the selling security holders may:

     o transfer their common stock in other ways not involving market makers or established trading markets, including by gift, distribution, or other transfer; or
     o sell their common stock under Rule 144 of the Securities Act, if the transaction meets the requirements of Rule 144.

          The selling security holders have been advised by us that during the time each is engaged in distribution of the securities covered by this prospectus, each must comply with Rule 10b-5 and Regulation M under the Exchange Act. They must do all of the following under those rules:

     o not engage in any stabilization activity in connection with our securities;
     o furnish each broker through which securities covered by this prospectus may be offered the number of copies of this prospectus which are required by each broker; and
     o not bid for or purchase any securities of ours or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

          Any selling security holders who may be "affiliated purchasers" of ours, as defined in Regulation M, have been further advised that they must coordinate their sales under this prospectus with each other and us for purposes of Regulation M.


          We will amend or supplement this prospectus as required by the Securities Act.


                              CERTAIN TRANSACTIONS

          On April 11, 1998, we issued a total of 1,000,000 shares of our common stock to Corporate Management Services, Inc., or CMS, in exchange for services related to management and organization costs of $500. Mr. George Andrews, our sole officer and director until April 2001, is the sole director and a 50% shareholder of CMS. From April 11, 1998, to April 10, 2001, CMS provided us with administrative and marketing services on an as-needed basis without additional charge.

          Additionally, from our inception to March 31, 2001, we incurred an expense of $100 per month for rent and other administrative services which were performed by CMS on our behalf. As of March 31, 2001, we had incurred rent and administrative service expenses totaling $3,600, which amount has been credited to additional paid-in capital on our financial statements.

          From April 11, 1998, to April 10, 2001, CMS advanced to us any additional funds which we needed for operating capital and for costs in connection with searching for or completing an acquisition or merger. Such advances were made without expectation of repayment (other than offsets of earned interest) unless the owners of a business which we acquired or merged with agreed to repay all or a portion of such advances. As of March 31, 2001, CMS had advanced a total of $5,155 to us for legal, accounting, general and administrative expenses, which amount was treated as an accrued liability on our financial statements but which was forgiven by CMS as of April 30, 2001.

          On or about March 3, 2001, we and CMS entered into an Agreement for the Purchase of Common Stock with Charles A. Ross, Sr. pursuant to which CMS sold 900,000 shares of our common stock to Mr. Ross for $1,000. Pursuant to that agreement, on April 10, 2001, Mr. Andrews resigned as our sole officer and director and Mr. Ross became our sole officer and director.

                            DESCRIPTION OF OUR STOCK

          We are authorized to issue 20,000,000 shares of common stock, no par value, and 5,000,000 shares of non-voting preferred stock, no par value. There are 5,640,000 shares of common stock currently outstanding and no shares of preferred stock outstanding.

Common Stock

          Holders of common stock are entitled to dividends when declared by our board of directors. Dividends on our common stock will be subject to any priority as to dividends for any preferred stock that may be outstanding. Holders of our common stock are entitled to cast one vote for each share held at all shareholder meetings for all purposes, including the election of directors. Cumulative voting for the election of directors is not permitted. The holders of a majority of our common stock entitled to vote constitute a quorum at meetings of shareholders. The vote of the holders of a majority of common stock present at such a meeting will decide any question brought before such meeting.

          Upon our liquidation or dissolution, the holder of each outstanding share of common stock will be entitled to share ratably in our net assets after the payment of all debts and other liabilities. No holder of common stock has any preemptive or preferential rights to purchase or subscribe for any part of any unissued or any additional authorized stock or any of our securities convertible into shares of our stock. No holder of common stock has redemption or conversion rights. Our outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

          Our board of directors is authorized by our Articles of Incorporation to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to Colorado law, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by our shareholders. Any shares of preferred stock so issued would have priority over our common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by our shareholders and may adversely affect the voting and other rights of the holders of our common stock. At present we have no plans to issue any preferred stock nor to adopt any series, preferences or other classification of preferred stock.

          The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock. Although our board of directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then market price of such stock. Our board presently does not intend to seek stockholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

Transfer Agent and Registrar

          The transfer agent for our common stock is Computer Share Investor Services, 12039 West Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228.

                         SHARES ELIGIBLE FOR FUTURE SALE

          We currently have 5,640,000 shares of common stock outstanding, of which 1,440,000 shares are being registered for resale pursuant to the registration statement of which this prospectus is a part. The 1,440,000 shares of common stock registered for resale hereunder will be freely tradable without restriction or further registration under the Securities Act to the extent that a market develops for our securities. All of the 4,200,000 outstanding shares of common stock not registered for resale hereunder are "restricted securities."

          Any shares purchased by an affiliate of ours will be subject to the resale limitations of Rule 144 under the Securities Act. An affiliate of ours is a person who has a control relationship with us, which generally includes our executive officers, directors and 10% or more stockholders.

         "Restricted securities" may only be sold as follows:

     o    pursuant to a registration statement under the Securities Act,
     o    in compliance with the exemption provisions of Rule 144, or
     o    pursuant to another exemption under the Securities Act.

          In general, Rule 144 requires that affiliates and persons owning restricted securities hold their securities for a minimum of one year, limits the number of securities that may be sold within any 3 month period, requires that sales must be made through unsolicited brokers' transactions or in transactions directly with a market maker, and requires the filing of a Form 144 if the securities to be sold during any three-month period exceeds 500 shares or has a total sales price over $10,000. Rule 144 limits the number of shares of our common stock that may be sold within any 3 month period to the greater of:

     o    one percent of the outstanding shares of our common stock, and
     o the average weekly trading volume of our common stock during the four calendar weeks prior to such sale.

          Sales under Rule 144 are also subject to the availability of current public information about us. However, persons who are not affiliated with us and who have held their restricted securities for at least two years may resell their shares without regard to the foregoing requirements of Rule 144.

          A sale of shares by our current shareholders, whether pursuant to Rule 144 or otherwise, may have a depressing effect upon the market price of our common stock. To the extent that these shares enter the market, the value of our common stock in the over-the-counter market may be reduced.

             MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market Information

          There is no public market for our common stock. Our common stock does not have a trading symbol and is not currently listed or quoted on any quotation medium. Once we have applied for a trading symbol and pre-cleared our shares for trading, our common stock may be traded in the over-the-counter market. However, there can be no assurance of whether, when or at what price trading in our stock will occur.

          In June 2001 we completed a private placement of 360,000 shares of our common stock at a price of $0.25 per share. The offering price of the shares was arbitrarily determined by us and bears no relationship to our assets, book value, earnings or other generally accepted criteria of value. Furthermore, the offering price provides no indication of the value of our common stock.


Holders


          As of November 29, 2001, we had approximately 57 beneficial owners of our common stock. We do not have outstanding any options or warrants to acquire, or any securities convertible into, any shares of our common stock.


Dividends

          Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors. We have not declared any cash dividends on our common shares for the last two fiscal years and we do not anticipate paying any cash dividends in the foreseeable future. We currently intend to use all available funds for the development of our business. We are not currently a party to any agreement restricting the payment of dividends.

                                  LEGAL MATTERS

          Ballard Spahr Andrews & Ingersoll, LLP will pass upon the validity of the common stock offered by this prospectus. Barbara Davidson, the wife of a partner in the Denver office of Ballard Spahr Andrews & Ingersoll, LLP is a selling security holder and is a 50% shareholder of Corporate Management Services, Inc.

                                     EXPERTS

          Our financial statements for the year ended April 30, 2000, and the eleven months ended March 31, 2001, in this prospectus have been audited by Cordovano & Harvey, P.C., independent certified public accountants, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

     SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION

          The Colorado Business Corporation Act provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action, suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

          Our Articles of Incorporation obligate us to indemnify our directors and officers to the fullest extent permitted under Colorado law.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                       WHERE YOU CAN FIND MORE INFORMATION

          This prospectus is part of a Registration Statement on Form SB-2 that we filed with the Securities and Exchange Commission. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC.

          We file annual reports, quarterly reports and current reports, proxy statements and other information with the SEC. Our file number is 27321. We are required to file electronic versions of these documents with the SEC. Those documents may be accessed through the SEC's Internet site at http://www.sec.gov.

          You may read and copy materials that we have filed with the SEC, including the Registration Statement, at the SEC public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. You can call the SEC at 1-800-732-0330 for further information about the public reference room.

                          VISTA EXPLORATION CORPORATION

                           (Formerly Bail Corporation)
                          (A Development Stage Company)

                          Index to Financial Statements


                                                                           Page
                                                                           ----

Independent auditors' report...............................................F-2

Balance sheet, March 31, 2001 and September 30, 2001 (unaudited)...........F-3

Statements of operations, for the eleven months ended March 31, 2001 and 2000 (unaudited), for the year ended April 30, 2000, from April 9, 1998 (inception) through March 31, 2001, for the six months ended September 30, 2001 (unaudited) and 2000 (unaudited), and from
     April 9, 1998 (inception) through September 30, 2001 (unaudited)......F-4

Statement of shareholders' equity (deficit), from April 9, 1998
    (inception) through March 31, 2001 and April 1, 2001 through
    September 30, 2001 (unaudited).........................................F-5

Statements of cash flows, for the eleven months ended March 31, 2001 and 2000 (unaudited), for the year ended April 30, 2000, from April 9, 1998 (inception) through March 31, 2001, for the six months ended September 30, 2001 (unaudited) and 2000 (unaudited), and from
     April 9, 1998 (inception) through September 30, 2001 (unaudited)......F-6

Notes to financial statements..............................................F-7

                          Independent Auditors' Report


To the Board of Directors and Shareholders
Vista Exploration Corporation (formerly Bail Corporation)

We have audited the balance sheet of Vista Exploration Corporation (formerly Bail Corporation) (a development stage company) as of March 31, 2001 and the related statements of operations, shareholders' deficit and cash flows for the eleven months ended March 31, 2001, for the year ended April 30, 2000, and for the period from April 9, 1998 (inception) through March 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vista Exploration Corporation as of March 31, 2001, and the related statements of operations and cash flows for the eleven months ended March 31, 2001, for the year ended April 30, 2000, and for the period from April 9, 1998 (inception) through March 31, 2001 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has incurred losses since inception and has a net capital deficit at March 31, 2001. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Cordovano and Harvey, P.C
Denver, Colorado
July 3, 2001


                                               VISTA EXPLORATION CORPORATION
                                                 (Formerly Bail Corporation)
                                                (A Development Stage Company)

                                                       Balance Sheets

                                                                                            March 31,      September 30,
                                                                                              2001              2001
                                                                                          ------------      -----------
                                                                                                           (Unaudited)
ASSETS
Current assets:
      Cash ...........................................................................       $      73        $  11,654
      Advance to officer (Note B) ....................................................            --             12,687
                                                                                             ---------        ---------
                                                                 Total current assets               73           24,341

Oil and gas properties, at cost (Note A) .............................................            --             42,508
Deferred offering costs ..............................................................          10,000             --
                                                                                             ---------        ---------

                                                                                             $  10,073        $  66,849
                                                                                             =========        =========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
      Accrued liabilities ............................................................       $   2,000        $  27,094
      Accounts payable, related party (Note B) .......................................           6,115             --
      Due to officer (Note B) ........................................................          10,500             --
                                                                                             ---------        ---------
                                                            Total current liabilities           18,615           27,094
                                                                                             ---------        ---------

Shareholders' equity (Note D):
      Preferred Stock, no par value, 5,000,000 shares authorized,
        -0- and -0- (unaudited) shares issued and outstanding, respectively ..........            --               --
      Common stock, no par value, 20,000,000 shares authorized,
         1,230,000 and 5,640,000 (unaudited) shares issued and
         outstanding, respectively ...................................................           2,673          170,111
      Additional paid-in capital .....................................................           3,600            3,600
      Deficit accumulated during the development stage ...............................         (14,815)        (133,956)
                                                                                             ---------        ---------
                                                  Total shareholders' equity (deficit)          (8,542)          39,755
                                                                                             ---------        ---------

                                                                                             $  10,073        $  66,849
                                                                                             =========        =========


                                          See accompanying notes to financial statements
                                                              F-3


                                                VISTA EXPLORATION CORPORATION
                                                 (Formerly Bail Corporation)
                                                (A Development Stage Company)

                                                   Statements of Operations


                                                                                April 9, 1998                         April 9, 1998
                                             Eleven Months Ended                  (Inception)      Six Months Ended     (Inception)
                                                   March 31,          Year Ended    Through          September 30,        Through
                                            ----------------------     April 30,   March 31,    ---------------------- September 30,
                                               2001         2000         2000         2001        2001          2000        2001
                                            ---------    ---------    ----------   ---------    ---------    ---------    ---------
                                                        (Unaudited)                            (Unaudited)  (Unaudited)  (Unaudited)
Costs and expenses:
    Legal fees ..........................   $   1,492    $   2,097    $   2,097    $   3,895    $  48,268    $     778    $  52,163
    Accounting fees .....................       2,750          751        2,001        5,751        3,550        1,500        9,301
    Travel ..............................       5,339         --           --          5,339       14,990         --         20,329
    General and administrative ..........         920           21           28          999        8,431           42        9,430
    Compensation ........................        --           --           --           --         15,000         --         15,000
    Project evaluation costs ............        --           --           --           --         28,902         --         28,902
    Rent, related party (Note B) ........       1,100        1,100        1,200        3,600         --            600        3,600
    Organizational costs ................        --           --           --            500         --           --            500
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------
       Operating loss ...................     (11,601)      (3,969)      (5,326)     (20,084)    (119,141)      (2,920)    (139,225)

Interest income .........................           8           49           57          114        --               8          114
                                             --------    ---------    ----------   ---------    ---------    ---------    ---------
          Loss before income taxes
           and extraordinary item .......     (11,593)      (3,920)      (5,269)     (19,970)    (119,141)     (2,912)     (139,111)

Provision for income taxes (Note C) .....         --          --           --          --           --           --           --
                                             --------    ---------    ---------    ---------    ---------    --------     ---------
      Loss before extraordinary item ....     (11,593)      (3,920)      (5,269)     (19,970)    (119,141)     (2,912)     (139,111)

Extraordinary gain on extinguishment
    of debt, net of income taxes
    of $-0- (Note A) ....................       5,155         --           --          5,155        --           --           5,155
                                             --------    ---------    ---------    ---------    ---------    --------     ---------

         Net loss .......................    $ (6,438)   $  (3,920)   $  (5,269)   $ (14,815)   $(119,141)   $ (2,912)    $(133,956)
                                             ========    =========    =========    =========    =========    ========     =========

Basic and diluted loss per common share:
    Before extraordinary item ..........     $     *     $      *     $       *                     (0.03)   $     *
                                             ========    =========    ==========                =========    ========
    Gain on extinguishment of debt .....     $     *     $      *     $       *                 $      *     $     *
                                             ========    =========    ==========                =========    ========
    Net loss ...........................     $     *     $      *     $       *                 $   (0.03)   $     *
                                             ========    =========    ==========                =========    ========

Basic and diluted weighted average
    common shares outstanding ..........    1,230,000    1,230,000    1,230,000                 4,749,071   1,230,000
                                            =========    =========    =========                 =========   =========


    *  Less than $.01 per share


                                         See accompanying notes to financial statements
                                                              F-4





                                                       VISTA EXPLORATION CORPORATION
                                                        (Formerly Bail Corporation)
                                                       (A Development Stage Company)

                                                Statement of Shareholders' Equity (Deficit)

                                          April 9, 1998 (inception) through March 31, 2001 and
                                          April 1, 2001 through September 30, 2001 (Unaudited)


                                                                                                          Deficit
                                                                                                        Accumulated
                                       Preferred Stock            Common Stock            Additional      During
                                     --------------------    ------------------------     Paid-In       Development
                                      Shares     Amount        Shares        Amount       Capital         Stage            Total
                                     -----------------------------------------------------------------------------------------------

Beginning balance,
    April 9, 1998 ...............        --     $    --            --      $      --      $      --      $      --       $      --
April 1998, common stock
    issued in
    exchange for services
    and organizational
    costs (Note B) ..............        --          --       1,000,000            500           --             --              500
Contributed rent (Note B) .......        --          --            --             --              100           --              100
Net loss for the period ended
 April 30, 1998 .................        --          --            --             --             --             (688)          (688)
                                    ---------   ---------   -----------    -----------    -----------    -----------    -----------
          BALANCE,
          APRIL 30, 1998 ........        --          --       1,000,000            500            100           (688)           (88)

May 1998, sale of common
 stock, net of
 $127 of offering costs
 (Note B) .......................        --          --         230,000          2,173           --             --            2,173
Contributed rent (Note B) .......        --          --            --             --            1,200           --            1,200
Net loss for year ended
 April 30, 1999 .................        --          --            --             --             --           (2,420)        (2,420)
                                    ---------   ---------   -----------    -----------    -----------    -----------    -----------
          BALANCE,
          APRIL 30, 1999 ........        --          --       1,230,000          2,673          1,300         (3,108)           865

Contributed rent (Note B) .......        --          --            --             --            1,200           --            1,200
Net loss for year ended
 April 30, 2000 .................        --          --            --             --             --           (5,269)        (5,269)
                                    ---------   ---------   -----------    -----------    -----------    -----------    -----------
          BALANCE,
          APRIL 30, 2000 ........        --          --       1,230,000          2,673          2,500         (8,377)        (3,204)

Contributed rent (Note B) .......        --          --            --             --            1,100           --            1,100
Net loss for eleven months
 ended March 31, 2001 ...........        --          --            --             --             --           (6,438)        (6,438)
                                    ---------   ---------   -----------    -----------    -----------    -----------    -----------
          BALANCE,
          MARCH 31, 2001 ........        --          --       1,230,000          2,673          3,600        (14,815)        (8,542)

April 2001, sale of common stock,
   $.01 per share (Note D)
 (unaudited) ....................        --          --       3,300,000         33,000           --             --           33,000
June 2001, sale of common stock,
   $.10 per share (Note D)
 (unaudited) ....................        --          --         750,000         75,000           --             --           75,000
June 2001, sale of common stock,
   $.25 per share (Note D)
 (unaudited) ....................        --          --         360,000         90,000           --             --           90,000
Offering costs incurred (Note D)
 (unaudited) ....................        --          --            --          (30,562)          --             --          (30,562)
Net loss for the six months ended
   September 30, 2001 (unaudited)        --          --            --             --             --         (119,141)      (119,141)
                                    ---------   ---------   -----------    -----------    -----------    -----------    -----------
          BALANCE,
           SEPTEMBER 30, 2001
          (Unaudited) ...........        --     $   --        5,640,000    $   170,111    $     3,600    $  (133,956)   $    39,755
                                    =========   =========   ===========    ===========    ===========    ===========    ===========



                                               See accompanying notes to financial statements
                                                                  F-5







                                                   VISTA EXPLORATION CORPORATION
                                                    (Formerly Bail Corporation)
                                                   (A Development Stage Company)

                                                       Statements of Cash Flows


                                                                                April 9, 1998                          April 9, 1998
                                              Eleven Months Ended                (Inception)     Six Months Ended       (Inception)
                                                  March 31,           Year Ended   Through          September 30,         Through
                                            ----------------------    April 30,    March 31,   ----------------------- September 30,
                                               2001        2000         2000         2001        2001          2000        2001
                                            ----------------------------------------------------------------------------------------
                                                        (Unaudited)                            (Unaudited)  (Unaudited)  (Unaudited)
Cash flows from operating activities:
     Net loss ...........................   $  (6,438)   $  (3,920)   $  (5,269)   $ (14,815)   $(119,141)   $  (2,912)   $(133,956)
     Transactions not requiring cash:
        Common stock issued
         for services ...................        --           --           --            500         --           --            500
        Contributed rent (Note B) .......       1,100        1,100        1,200        3,600         --            600        3,600
        Gain on extinguishment of
         debt (Note A) ..................      (5,155)        --           --         (5,155)        --           --         (5,155)
        Changes in operating
         assets and liabilities:
          Receivables and advances ......         106          (49)         (57)        --        (12,687)          (8)     (12,687)
          Accounts payable and
           accrued liabilities ..........       9,799        1,598        2,203       13,270       18,979        1,633       32,249
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------

          Net cash used in
           operating activities .........        (588)      (1,271)      (1,923)      (2,600)    (112,849)        (687)    (115,449)
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------

Cash flows from investing activities:
     Investment in oil and
      gas properties ....................        --           --           --           --        (42,508)        --        (42,508)
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------
          Net cash used in
           financing activities .........        --           --           --           --        (42,508)        --        (42,508)
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------

Cash flows from financing activities:
     Advances from officer (Note B) .....      10,500         --           --         10,500      (10,500)        --           --
     Sale of common stock ...............        --           --           --          2,300      198,000         --        200,300
     Offering costs incurred ............     (10,000)        --           --        (10,127)     (20,562)        --        (30,689)
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------

          Net cash provided by
           financing activities .........         500         --           --          2,673      166,938         --        169,611
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------

Net change in cash ......................         (88)      (1,271)      (1,923)          73       11,581         (687)      11,654
Cash, beginning of period ...............         161        2,084        2,084         --             73          813         --
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------

          Cash, end of period ...........   $      73    $     813    $     161    $      73    $  11,654    $     126    $  11,654
                                            =========    =========    =========    =========    =========    =========    =========

Supplemental disclosure
 of cash flow information:
  Cash paid during the period for:
        Interest ........................   $    --      $    --      $    --      $    --      $    --      $    --      $    --
                                            =========    =========    =========    =========    =========    =========    =========

        Income taxes ....................   $    --      $   --       $    --      $    --      $    --      $    --      $    --
                                            =========    =========    =========    =========    =========    =========    =========


                                             See accompanying notes to financial statements
                                                                  F-6

                          VISTA EXPLORATION CORPORATION
                           (Formerly Bail Corporation)
                          (A Development Stage Company)

                          Notes to Financial Statements


Note A: Organization and summary of significant accounting policies

Organization

Vista Exploration Corporation (the "Company") (formerly Bail Corporation) was incorporated under the laws of Colorado on April 9, 1998 to engage in any lawful corporate undertaking. The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standard (SFAS) No. 7. The Company was originally formed as a "blank check" company with the purpose to evaluate, structure and complete a merger with, or acquisition of, a privately owned corporation. Effective March 3, 2001, 900,000 shares (approximately 73 percent) of the Company's issued and outstanding common stock was sold, resulting in a change in control of the Company. The Company's new business plan is to engage in the oil and gas business by acquiring oil and gas properties and developing those properties and/or purchasing producing properties principally located in the mid-western and western United States.

The Company's management is currently seeking to acquire oil and gas leases in portions of southeast Kansas to drill for coal bed methane gas. The Company opened an office in Burlington, Kansas and plans to lease land in the south half of Coffey County, Kansas with the help of its geological consultant. If the Company is successful at leasing enough land to move forward with drilling activities, the Company will need additional capital to develop the properties. It is the Company's intent to complete drilled wells; however, the Company may have acquire a partner or out-source certain properties to rapidly develop leases.

Following the change in control, the Company sold 4,410,000 shares of its no par value common stock through three private offerings for net proceeds of $167,438 (unaudited) after deducting offering costs of $30,562 (unaudited). The Company intends to use the net proceeds from those offerings for administrative and professional fees required to transition the business and to acquire oil and gas properties and develop a drilling program. The Company will require additional funds to commence drilling operations and there are no commitments in place for any additional funds.

During August 2001, the Company changed its name from Bail Corporation to Vista Exploration Corporation.

During the period from April 9, 1998 (inception) through February 28, 2001, Corporate Management Services, Inc. ("CMS"), an affiliate and previous majority shareholder, paid professional fees and administrative expenses on behalf of the Company totaling $5,155, which were unpaid as of February 28, 2001. As part of the stock purchase agreement that resulted in the change in control, CMS released the Company from its obligation to repay the $5,155. The $5,155 is included in the accompanying statements of operations as extraordinary gain on extinguishment of debt.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage. It has incurred losses since inception and has a net capital deficit at March 31, 2001. These factors, among others, may indicate that the Company will be unable to continue as a going concern for reasonable period of time.

                          VISTA EXPLORATION CORPORATION
                           (Formerly Bail Corporation)
                          (A Development Stage Company)

                          Notes to Financial Statements


The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The Company raised gross proceeds of $198,000 (unaudited) through private stock offerings subsequent to March 31, 2001 (see Note E), to fund its operations. However, the Company believes it will need additional capital to develop the property leases discussed above. There is no assurance that the Company will obtain the additional capital or that it will attain profitability.

Summary of significant accounting policies

Basis of presentation

On April 18, 2001, the Company changed its year-end from April 30 to March 31. The accompanying statements of operations, shareholders' deficit and cash flows reflect the eleven-month transition period ended March 31, 2001 and the historical fiscal year results for April 30, 2000. The comparative figures for the eleven months ended March 31, 2000 have been included in the accompanying statements of operations and cash flows on an unaudited basis.

Cash equivalents

For financial accounting purposes and the statement of cash flows, cash equivalents include all highly liquid debt instruments purchased with an original maturity of three months or less. The Company had no cash equivalents at March 31, 2001.

Fair value of financial instruments

The Company has determined, based on available market information and appropriate valuation methodologies, the fair values of its financial instruments approximate carrying values. The carrying amounts of cash, accounts payable, and other current liabilities approximate fair value due to the short-term maturity of the instruments.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities; disclosure of contingent assets and liabilities at the date of the financial statements; and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Organization costs

Costs related to the organization of the Company have been expensed as incurred.

Deferred offering costs

Costs related to common stock offerings are recorded initially as a deferred asset until the offering is successfully completed, at which time they are recorded as a reduction of gross proceeds in shareholders' deficit. If an offering is not successful, the costs are charged to operations at that time.

                          VISTA EXPLORATION CORPORATION
                           (Formerly Bail Corporation)
                          (A Development Stage Company)

                          Notes to Financial Statements


Oil and gas properties

The Company follows the full cost method of accounting for oil and gas properties. Accordingly, all costs associated with acquisition, exploration, and development of oil and gas reserves, including directly related overhead costs, are capitalized. No internal overhead costs have been capitalized to date.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

The capitalized costs are subject to a "ceiling test," which limits capitalized costs to the aggregate of the "estimated present value," discounted at a 10-percent interest rate, of future net revenues from proved reserves (based on current economic and operating conditions), plus the lower of cost or fair market value of unproved properties.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income.

Abandonments of properties are accounted for as adjustments of capitalized costs with no loss recognized.

Loss per common share

The Company reports loss per share using a dual presentation of basic and diluted loss per share. Basic loss per share excludes the impact of common stock equivalents. Diluted loss per share uses the average market price per share when applying the treasury stock method in determining common stock equivalents. However, the Company has a simple capital structure for the period presented and, therefore, there is no variance between the basic and diluted loss per share.

Income taxes

The Company reports income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes", which requires the liability method in accounting for income taxes. Deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount on the financial statements. Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted law. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change during the period in the deferred tax assets and liabilities.

Stock based compensation

SFAS No. 123, "Accounting for Stock-Based Compensation" permits the use of either a "fair value based method" or the "intrinsic value method" defined in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" (APB 25) to account for stock-based compensation arrangements.

                          VISTA EXPLORATION CORPORATION
                           (Formerly Bail Corporation)
                          (A Development Stage Company)

                          Notes to Financial Statements



Companies that elect to use the method provided in APB 25 are required to disclose pro forma net income and pro forma earnings per share information that would have resulted from the use of the fair value based method. The Company has elected to continue to determine the value of stock-based compensation arrangements with employees under the provisions of APB 25. No pro forma disclosures have been included with the accompanying financial statements as there was no pro forma effect on the Company's net loss or loss per share.

Unaudited financial statements

The financial statements presented as of September 30, 2001, for the eleven months ended March 31, 2000, for the six months ended September 30, 2001 and 2000, and for the period from April 9, 1998 (inception) through September 30, 2001 are unaudited.

In the opinion of management, all adjustments (consisting only of normal recurring adjustments), which are necessary to provide a fair presentation of financial position as of September 30, 2001 and the operating results for the eleven months ended March 31, 2000 for the six months ended September 30, 2001 and 2000, and for the period from April 9, 1998 (inception) through September 30, 2001, have been made.

Note B: Related party transactions

During the six months ended September 30, 2001, an officer paid travel and administrative expenses totaling $18,403 (unaudited) on behalf of the Company, in addition to the $6,115 paid prior to March 31, 2001. The Company repaid the $24,518 (unaudited) and advanced the officer an additional $12,687 (unaudited). The advance is expected to be offset against future travel expenses. The $12,687 (unaudited) is included in the accompanying financial statements as expense advance to officer.

The Company incurred an expense of $100 per month through March 31, 2001 for office space contributed by Corporate Management Services, Inc. ("CMS"), an affiliate of the Company. The Company reported rent expense of $1,100, $1,100 (unaudited), $1,200, and $3,600, respectively, for the eleven months ended March 31, 2001 and 2000, the year ended April 30, 2000, and the period from April 9, 1998 (inception) through March 31, 2001. The rent expense has been offset by charges to additional paid-in capital. In July 2001, the Company leased office space in Burlington, Kansas for $350 per month.

On February 28, 2001, an officer advanced the Company $10,500 for working capital. The advance carries no interest rate and is payable on demand. The $10,500 is included in the accompanying financial statements as due to officer. The Company repaid the advance subsequent to March 31, 2001.

The officer also paid travel and administrative expenses totaling $6,115 on behalf of the Company during the eleven months ended March 31, 2001. The $6,115 is included in the accompanying financial statements as accounts payable, related party. The Company repaid the expenses subsequent to March 31, 2001.

On April 11, 1998, the Company issued an affiliate 1,000,000 shares of common stock in exchange for services related to management and organization costs of $500. The affiliate will provide administrative and marketing services as needed. The affiliate may, from time to time, advance to the Company any additional funds that the Company needs for operating capital and for costs in connection with searching for or completing an acquisition or merger.

                          VISTA EXPLORATION CORPORATION
                           (Formerly Bail Corporation)
                          (A Development Stage Company)

                          Notes to Financial Statements




During 1998, the Company sold 230,000 shares of common stock in a private placement for $2,300. The private placement also included the offering of common shares in nineteen other corporations. The costs related to the offering and certain legal fees and general and administrative fees were allocated to each of the twenty companies participating in the offering. The Company's pro rate one twentieth share of the costs and expenses were deducted from the gross proceeds from the sale of the Company's common shares. The gross proceeds of $2,300 were transferred to the Company net of offering costs of $127 and certain general and administrative costs incurred by the affiliate of $89.

Note C: Income taxes

Following are reconciliations of U.S. statutory federal income tax rate to the effective rate:

                                            Eleven                     Six
                                         Months ended  Year Ended  Months ended
                                           March 31,    April 30,   March 31,
                                             2001         2000        2001
                                           --------     ---------   ---------

U.S. statutory federal rate ............    15.00%       15.00%      15.00%
State income tax rate,
  net of federal benefit ...............     4.04%        4.04%       3.60%
Net operating loss (NOL) for
  which no tax benefit is
  benefit is currently available .......   -19.04%      -19.04%     -27.84%
                                            -----        -----       -----

                                             0.00%        0.00%       0.00%
                                            =====        =====       =====

The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the eleven months ended March 31, 2001, the year ended April 30, 2000, and for the period from April 9, 1998 (inception) through March 31, 2001 were $1,226, $657, and $2,483, respectively. NOL carryforwards at March 31, 2001 will expire through 2021.

The change in the valuation allowance for the six months ended September 30, 2001 was $33,167 (unaudited).

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change, as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation which could reduce or defer the utilization of those losses.

Note D: Shareholders' equity (deficit)

The preferred stock may be issued in series as determined by the Board of Directors. As required by law, each series must designate the number of share in the series and each share of a series must have identical rights of (1) dividend, (2) redemption, (3) rights in liquidation, (4) sinking fund provisions for the redemption of the share, (5) terms of conversion and (6) voting rights.

                          VISTA EXPLORATION CORPORATION
                           (Formerly Bail Corporation)
                          (A Development Stage Company)

                          Notes to Financial Statements



During April of 2001, the Company conducted a private placement offering of 5,000,000 shares of its no par value common stock for $.01 per share pursuant to an exemption from registration claimed under Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "Act"). The Company closed the offering after selling 3,300,000 (unaudited) shares. The Company received net proceeds of $22,813 (unaudited) after deducting offering costs totaling $10,187 (unaudited).

During June of 2001, the Company conducted a private placement offering of 800,000 shares of its no par value common stock for $.10 per share pursuant to an exemption from registration claimed under Rule 504 of Regulation D of the Act. The Company closed the offering after selling 750,000 (unaudited) shares. The Company received net proceeds of $64,813 (unaudited) after deducting offering costs totaling $10,187 (unaudited).

During June of 2001, the Company conducted a private placement offering of 1,000,000 shares of its no par value common stock for $.25 per share pursuant to an exemption from registration claimed under Rule 504 of Regulation D of the Act. The Company closed the offering after selling 360,000 (unaudited) shares. The Company received net proceeds of $79,812 (unaudited) after deducting offering costs totaling $10,188 (unaudited).

                          VISTA EXPLORATION CORPORATION


                        1,440,000 Shares of Common Stock


                                ----------------
                                   PROSPECTUS
                                ----------------


                                  ______, 2001


You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

Until ________, 2001 (25 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be requested to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                PART II - Information Not Required In Prospectus

Item 24.  Indemnification of Directors and Officers.

          The Registrant's Articles of Incorporation eliminate the personal liability of its directors to the Registrant or its shareholders for monetary damages for breach of fiduciary duty to the extent permitted by Colorado law. The Colorado Business Corporation Act does not eliminate personal liability for monetary damages for (i) any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) voting for or assenting to a distribution in violation of Colorado law or the Registrant's Articles of Incorporation, or (iv) any transaction from which the director directly or indirectly derived an improper personal benefit.

          The Registrant's Articles of Incorporation and Bylaws provide that the Registrant shall indemnify its officers and directors to the extent permitted by Colorado law, which authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner such party reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Colorado Business Corporation Act further provides that indemnification shall be provided if the party in question is wholly successful, on the merits or otherwise.

          There is no litigation pending, and neither the Registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.

Item 25.  Other Expenses of Issuance and Distribution.

          The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

          Total Registration Fee under Securities Act of 1933         $    90.00
          Printing and Engraving                                      $10,000*
          Accounting Fees and Expenses                                $10,000*
          Legal Fees and Expenses                                     $50,000*
          Blue Sky Fees and Expenses (including related legal fees)   $ 3,000*
          Transfer Agent Fees                                         $ 1,000*
          Miscellaneous                                               $ 6,000*

         Total                                                        $80,100*

* Estimated

Item 26.  Recent Sales of Unregistered Securities.

          Since its inception, the Registrant has sold securities which were not registered as follows:

           Date                                 Name                          No. of Shares              Consideration
           ----                                 ----                          -------------              -------------
(1) April 11, 1998           Corporate Management Services, Inc.*               1,000,000           Services valued at $500
(2) April 22, 1998 to        46 shareholders (listed under "Selling            5,000 each/               $50.00 each/
August 26, 1998              Security Holders")                               230,000 total              $2,300 total
(3) April 23, 2001           Jeffery P. Frazier                                 1,000,000                   $10,000
(4) April 23, 2001           Terrie L. Pham                                     1,000,000                   $10,000
(5) April 25, 2001           Gary J. Grieco                                     1,000,000                   $10,000
(6) April 30, 2001           3 shareholders                                   100,000 each/              $1,000 each/
                                                                              300,000 total              $3,000 total
(7) June 7, 2001             Gary J. Grieco                                      250,000                    $25,000
(8) June 7, 2001             Mallard Management Inc.                             250,000                    $25,000
(9) June 7, 2001             Harvey M. Burstein                                  250,000                    $25,000
(10) June 28, 2001           The Hedge Fund, LLC                                 360,000                    $90,000


* Mr. George Andrews, the sole officer and director of the Registrant until April of 2001, is the sole director and a 50% shareholder of Corporate
Management Services, Inc. Mr. Andrews is also a selling security holder.

                                       24

          No underwriter or selling or placement agent was involved in any of the transactions described above. The sales by the Registrant listed in lines
(1) and (2) were made pursuant to Section 4(2) of the Securities Act of 1933. 23 of the purchasers listed in lines (1) and (2) were "accredited investors" as defined in Rule 501 of Regulation D and represented their status as such to the Registrant in writing. The sales by the Registrant listed in lines (3) through
(10) were made pursuant to Section 4(2) and Rule 506 of Regulation D adopted under the Securities Act of 1933. All of the purchasers listed in lines (3) through (10) are "accredited investors" as defined in Rule 501 of Regulation D and represented their status as such to the Registrant in writing.


          All of the individuals and/or entities listed above that purchased the unregistered securities were all known to the Registrant and its management through pre-existing business or personal relationships, as long standing business associates, friends, employees, relatives or members of the immediate family of management or other shareholders. All purchasers were provided access to the material information which they requested and all information necessary to verify such information, and were afforded access to management of the Registrant in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Registrant.

Item 27.  Exhibits.

          Reference is made to the Exhibit Index appearing on Page 29.

Item 28.  Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shawnee Mission, State of Kansas, on November 29, 2001.

                          VISTA EXPLORATION CORPORATION


                                            By:  /s/  Charles A. Ross
                                               --------------------------------
                                                      Charles A. Ross, Sr.,
                                                      President


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                        Title                    Date
-----------------------------      ----------------------      ----------------




/s/  Charles A. Ross                 Director                  November 29, 2001
-----------------------------
     Charles A. Ross, Sr.


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


                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                               ------------------


                                    EXHIBITS

                                       TO

                                    FORM SB-2

                             REGISTRATION STATEMENT

                                      UNDER

                     THE SECURITIES ACT OF 1933, AS AMENDED




                          VISTA EXPLORATION CORPORATION
                   -------------------------------------------
                  (Name of Company as specified in its charter)



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



                          VISTA EXPLORATION CORPORATION


                        FORM SB-2 REGISTRATION STATEMENT

                                  EXHIBIT INDEX

     The following exhibits are filed as part of Registrant's Registration Statement on Form SB-2:

Exhibit
  No.                            Description
-------                          -----------


3.1 Articles of Incorporation (incorporated by reference to Exhibit 2.1 to Registrant's Registration Statement on Form 10-SB filed with the Commission on September 13, 1999).

3.2 First Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-K filed August 16, 2001).

3.3 Bylaws (incorporated by reference to Exhibit 2.2 to Registrant's Registration Statement on Form 10-SB filed with the Commission on September 13, 1999).

3.4 Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Form 8-K filed August 16, 2001).

5.1       Opinion of Ballard Spahr Andrews & Ingersoll, LLP*

10.1 Agreement for the Purchase of Common Stock dated as of February 27, 2001, and effective as of March 3, 2001, by and between Corporate Management Services, Inc., Bail Corporation and Charles A. Ross, Sr. (incorporated by reference herein to Exhibit 7.1 of the Form 8-K filed March 9, 2001).

10.2 Mutual Release dated as of April 30, 2001, between Bail Corporation and Corporate Management Services, Inc. (incorporated by reference herein to Exhibit 10.2 of the Registrant's 10-KSB for the period ended March 31, 2001).

10.3 Agreement dated June 22, 2001, between Bail Corporation, TCC Royalty Corp. and Austin Exploration L.L.C. regarding Shiloh Project / Cherokee Basin Coal Bed Methane (incorporated by reference herein to
          Exhibit 10.3 of the Registrant's 10-KSB for the period ended March 31,
          2001).

23.1      Consent of Cordovano & Harvey, P.C.**

23.2      Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit
          5.1)*

----------------------------
* Previously filed.
** Filed herewith.


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